Exhibit 3.01

Delaware

The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “MiL APM GLOBAL COMMODITY FUTURESACCESS LLC”, CHANGING ITS NAME FROM “ML APM GLOBAL COMMODITY FUTURESACCESS LLC” TO “SYSTEMATIC MOMENTUM II LLC”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2008, AT 6:53 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE FIRST DAY OF DECEMBER, A.D. 2008, AT 12 O’CLOCK A.M.

4185326 8100 081085206 You may verify this certificate online at corp.delaware.gov/authver.shtml
Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6950230 DATE: 11-05-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:59 PM 10/31/2008
FILED 06:53 PM 10/31/2008
SRV 081085206 - 4185326 FILE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

ML APM GLOBAL COMMODITY FUTURESACCESS LLC

This Amended and Restated Certificate of Formation of ML APM Global Commodity FuturesAccess LLC, dated as of the 27th day of October, 2008, has been duly executed and is being filed by Stephen M. Miller, as an authorized person, in accordance with Section 18-208 of the Delaware Limited Liability Company Act (6 Del.C. §18-208) to amend and restate the original Certificate of Formation, which was filed on July 5, 2006 under the name ML APM Global Commodity FuturesAccess LLC with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST.                                   The name of the limited liability company is Systematic Momentum II LLC.

SECOND.                    The address of the registered office of the limited liability company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.                               The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH:                   The future effective date and time of this Amended and Restated Certificate of Formation is December 1, 2008 at 12:00 a.m. Eastern Standard Time.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the date first above written.

Stephen M. Miller
Authorized Person